Exhibit 24.1
POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert R. Franklin, Jr. and Justin M. Long, and each of them individually, his true or her and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Robert R. Franklin, Jr.	Chief Executive Officer and Director	July 28, 2025
Robert R. Franklin, Jr.	(Principal Executive Officer)

/s/ Paul P. Egge	Chief Financial Officer	July 28, 2025
Paul P. Egge	(Principal Financial and Accounting Officer)

/s/ John Beckworth	Director	May 22, 2025
John Beckworth

/s/ Laura D. Bellows	Director	May 27, 2025
Laura D. Bellows

/s/ Cynthia A. Dopjera	Director	May 23, 2025
Cynthia A. Dopjera

/s/ Jon-Al Duplantier	Director	May 24, 2025
Jon-Al Duplantier

/s/ Frances H. Jeter	Director	May 22, 2025
Frances H. Jeter

/s/ Joe E. Penland, Sr.	Director	July 28, 2025
Joe E. Penland, Sr.

/s/ Reagan A. Reaud	Director	May 27, 2025
Reagan A. Reaud

/s/ Steven F. Retzloff	Director	May 23, 2025
Steven F. Retzloff

/s/ Fred S. Robertson	Director	May 22, 2025
Fred S. Robertson

/s/ Joseph B. Swinbank	Director	May 23, 2025
Joseph B. Swinbank

/s/ Tymothi O. Tombar	Director	July 27, 2025
Tymothi O. Tombar

/s/ John E. Williams	Director	July 27, 2025
John E. Williams